UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2007, Hansen Natural Corporation ("Hansen" or the "Company") received an additional Nasdaq Staff Determination letter from The Nasdaq Stock Market ("Nasdaq") stating that because the Company has not yet filed its Form 10-Q for the quarter ended March 31, 2007 (the "First Quarter 10-Q"), it is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Rule 4310(c)(14) ("Rule 4310(c)(14)"), and that this filing delinquency serves as an additional basis for delisting the Company’s securities from Nasdaq. The Company plans to present its views with respect to this additional deficiency to Nasdaq in writing no later than May 23, 2007.

The Company had delayed its filings due to an investigation conducted by a special committee of the Company's Board of Directors (the "Special Committee"), assisted by independent legal counsel and forensic accountants engaged by the Special Committee, which has been completed. As a result of the Company's filing of its Form 10-Q on May 14, 2007 for the quarter ended September 30, 2006, in accordance with the requirement of the Nasdaq Listing Qualifications Panel (the "Panel"), the Panel has extended the time within which the Company may file its Form 10-K for the fiscal year ended December 31, 2006 (the "2006 10-K") to June 14, 2007. The Company believes it will be able to file its 2006 10-K by this date, and anticipates filing the First Quarter 10-Q as soon as practicable and within any time period required by Nasdaq to continue to be listed on the Nasdaq Capital Market. The filing of the 2006 10-K and First Quarter 10-Q will enable Hansen to become current in its filing obligations.

A copy of Hansen’s press release is attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit 99.1 - Press release dated May 21, 2007.

This Form 8-K contains forward-looking statements concerning Hansen’s plans to present its views to Nasdaq in writing and Hansen's belief that it will be able to file its 2006 10-K by June 14, 2007 and First Quarter 10-Q within any time period required by Nasdaq to continue to be listed on the Nasdaq Capital Market. There can be no assurance concerning the outcomes of the written submission to Nasdaq or the filing of delinquent reports. Forward-looking statements are made as of the date of this Form 8-K and, except as required by law, Hansen does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: May 21, 2007	/s/ Rodney C. Sacks

-------------------------------

Rodney C. Sacks

Chairman of the Board of Directors

and Chief Executive Officer